                                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS that the undersigned hereby constitutes, designates and appoints Marc E. Kenny and Katherine Kendrick, and each of them, as such person?s true and lawful attorney-in-fact and agent, with full power of substitution, for the undersigned and in the undersigned?s name, place and stead, in any and all capacities, to execute, acknowledge, deliver and file any and all filings required by the Securities Exchange Act of 1934, as amended (the ?Exchange Act?), including Section 16 of the Exchange Act, and the rules and regulations thereunder, and requisite documents in connection with such filings, respecting securities of
        DreamWorks Animation SKG, Inc., a Delaware corporation, including but not limited to Forms 3, 4, and
        5 under the Exchange Act and any amendments thereto.
        This power of attorney shall be valid from the date hereof until revoked by the undersigned.
        IN WITNESS WHEREOF, the undersigned has executed this instrument as of this 6th day of December, 2005.

               /s/ Lewis W. Coleman
        ____________________
        Lewis W. Coleman